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                                  Exhibit 6(a)

                         Form of Underwriting Agreement

                                       for

                                 Class A Shares


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                           UNDERWRITING AGREEMENT FOR

                                CLASS A SHARES OF

                         NORTHSTAR ADVANTAGE ______ FUND

AGREEMENT made and entered into and by and between NORTHSTAR ADVANTAGE ______ FUND (the "Fund"), a Massachusetts business trust and NWNL NORTHSTAR DISTRIBUTORS, INC., a Minnesota Corporation (the "Underwriter").

     1. The Fund hereby appoints the Underwriter as its exclusive agent to promote the sale and to arrange for the sale of Class A shares of beneficial interest of the Fund, including both unissued shares and treasury shares, through broker-dealers or otherwise, in all parts of the United States and elsewhere throughout the world. The Fund agrees to sell and deliver its Class A shares, upon the terms hereinafter set forth, as long as it has unissued and/or treasury Class A shares available for sale.

     (a) The Fund hereby authorizes the Underwriter, subject to law and the Declaration of Trust of the Fund, to accept, for the account of the Fund, orders for the purchase of its Class A shares, satisfactory to the Underwriter, as of the time of receipt of such orders by the dealer -- or as otherwise described in the Prospectus of the Fund.

     (b) The public offering price of Class A shares shall be based on the net asset value per share (as determined by the Fund) of the outstanding Class A shares of the Fund. The net asset value shall be regularly determined on every business day as of the time of the regular closing of the New York Stock Exchange and the public offering price based upon such net asset value shall become effective as set forth from time to time in the Fund's Prospectus; such net asset value shall also be regularly determined, and the public offering price based thereon shall become effective, as of such other times for the regular determination of net asset value as may be required or permitted by rules of the National Association of Securities Dealers, Inc., or of the Securities and Exchange Commission. The Fund shall furnish daily to the Underwriter, with all possible promptness, a detailed computation of net asset value of its Class A shares.

     The public offering price of such shares shall be equal to the net asset value, as described above plus a commission to be fixed from time to time by the Underwriter not to exceed 6% of the public offering price except that such price per share may be adjusted to the nearest cent. The Underwriter may fix quantity discounts and other similar terms not inconsistent with the provisions of the Investment Company Act of 1940. The Underwriter shall not impose any commission, permit any quantity discounts or impose any other similar terms in connection with the sale of Class A shares of the Fund except as disclosed in the Prospectus of the Fund.


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     (c)  The Underwriter shall be entitled to deduct a commission on all Class
A shares sold equal to the difference between the public offering price and the net asset value on which such price is based. If any such commission is received by the Fund, it will pay the commission to the Underwriter. Out of such commission, the Underwriter may allow to dealers such concessions as the Underwriter may determine from time to time. Notwithstanding anything in the Agreement otherwise provided, sales may be made at net asset value as provided in the Prospectus of the Fund.

     2. The Underwriter agrees to devote reasonable time and effort to enlist investment dealers to sell Class A shares of the Fund, and otherwise promote the sale and distribution and act as Underwriter for the sale and distribution of the Class A shares of the Fund as such arrangements may profitably be made; but so long as its does so, nothing herein contained shall prevent the Underwriter from entering into similar arrangements with other funds and to engage in other activities. The Fund reserves the right to issue Class A shares in connection with any merger or consolidation of the Fund with any other investment company or any personal holding company or in connection with offers of exchange exempted from Section 22(d) of the Investment Company Act of 1940.

     3. To the extent the Fund shall offer (as set forth in the Fund's Prospectus) to provide physical certificates evidencing ownership of Class A shares, upon receipt by the Fund at its principal place of business of a written order from the Underwriter, together with delivery instructions, the Fund shall, as promptly as practicable, cause certificates for the Class A shares called for in such order to be delivered or credited in such amounts and in such names as shall be specified by the Underwriter, against payment therefor in such manner as may be acceptable to the Fund.

     4. All sales literature and advertisements used by the Underwriter in connection with sales of the Class A shares of the Fund shall be subject to the approval of the Fund. The Fund authorizes the Underwriter in connection with the sale or arranging for the sale of its Class A shares to give only such information and to make only such statements or representations as are contained in the Fund Prospectus or in sales literature or advertisements approved by the Fund or in such financial statements and reports as are furnished to the Underwriter pursuant to paragraph 6 below. The Fund shall not be responsible in any way for any information, statements or representations given or made by the Underwriter or its representatives or agents other than such information, statements and representations.

     5. The Underwriter, as agent of the Fund, is authorized, subject to the direction of the Fund, to accept Class A shares for redemption at prices not in excess of their net asset value, determined as prescribed in the Prospectus of the Fund. The Fund shall reimburse the Underwriter monthly for its out-of-pocket expenses reasonably incurred on behalf of the Fund in carrying out the foregoing authorization, but the Underwriter shall not be entitled to any commissions or other compensation in respect to such redemption. The Underwriter shall report all redemptions promptly to the Fund.


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     6.   The Fund shall keep the Underwriter fully informed with regard to its affairs, shall furnish the Underwriter with a certified copy of all financial statements, and a signed copy of each report, prepared by independent public accountants and with such reasonable number of printed copies of each annual and other periodic report of the Fund as the Underwriter may request, and shall cooperate fully in the efforts of the Underwriter to sell and arrange for the sale of its Class A shares and in the performance by the Underwriter of all its duties under this Agreement.

     7. The Fund will pay or cause to be paid expenses (including counsel fees and disbursements) of any registration of its Class A shares of beneficial interest under, but not limited to, Federal, state or other regulatory authority, fees of filing periodic reports with regulatory bodies and of preparing, setting in type and printing the Prospectus and any amendments thereto prepared for use in connection with the offering of Class A shares of the Fund, for fees and expenses incident to the issuance of Class A shares of beneficial interest such as the cost of stock certificates (if offered), issuance taxes, fees of the transfer agent, including the cost of preparing and mailing notices to shareholders pertaining to transactions with respect to shareholders' accounts, dividend disbursing agent's costs, including the cost of preparing and mailing notices confirming shares acquired by shareholders pursuant to the reinvestment of dividends and distributions, and the mailing to shareholders of prospectuses, and such notices and reports as may be required from time to time by regulatory bodies or for such other purposes, except for purposes of sales by the Underwriter as outlined in paragraph 8 hereof.

      8. The Underwriter shall pay all of its own costs and expenses (other than expenses and costs heretofore deemed payable by the Fund and other than expenses which one or more dealers may bear pursuant to any agreement with the Underwriter) incident to the sale and distribution of the shares issued or sold hereunder including (a) expenses of printing copies of the Prospectus to be used in connection with the sale of Class A shares of the Fund at printer's overrun costs; (b) expenses of printing and distributing or disseminating any other literature, advertising or selling aids in connection with the offering of Class A shares for sale (however, the expenses referred to in (a) and (b) do not include expenses incurred in connection with the preparation, printing and distribution of the Prospectus or any report or other communication to shareholders, to the extent that such expenses are necessarily incurred to effect compliance by the Fund with any Federal or State law or other regulatory bodies); and (c) expenses of advertising in connection with such offering; provided, however, that the Underwriter shall not be required to pay for any such expenses to the extent that they are paid pursuant to the Fund's distribution plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940.

     9. The Fund agrees to register, from time to time as necessary, additional Class A shares with the Securities and Exchange Commission, state and other regulatory bodies and to pay the related filing fees therefor and to file such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in the Registration Statement or Prospectus or that there may be no omission


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to state a material fact therein necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used in this Agreement, the term "Registration Statement" shall mean the Registration Statement most recently filed by the Fund with the Securities and Exchange Commission and effective under the Securities Act of 1933, as amended, as such Registration Statement is amended from time to time, and the term "Prospectus" shall mean the most recent form of prospectus authorized by the Trust for use by the Underwriter and by dealers.

     10. This Agreement may be terminated at any time on not more than 60 days' written notice, without payment of a penalty, by the Underwriter, by vote of a majority of the outstanding voting securities as defined in the Investment Company Act of 1940 of the Class A shares of the Fund, or by vote of a majority of the Trustees who are not "interested persons" of the Fund as defined in the Investment Company Act of 1940 and who have no direct or indirect financial interest in the operation of the Plan or agreements.

     11. This Agreement shall terminate automatically in the event of its assignment. The term "assignment" for this purpose shall have the meaning defined in Section 2(a)(4) of the Investment Company Act of 1940.

     12. This Agreement has been approved by the Trustees of the Fund and shall continue in effect for two years from its effective date, and thereafter for successive annual periods, provided that such continuance is specifically approved annually by a majority of the Trustees of the Fund who are not interested persons of the parties hereto as defined in the Investment Company Act of 1940 and either (a) a majority of the Trustees of the Fund or (b) by vote of a majority of the outstanding voting securities of the Class A shares of the Fund, as defined in the Investment Company Act of 1940.

     13. A copy of the Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the Trustees of the Fund as trustees and not individually and that the obligations of this instrument are not binding upon the Trustees or holders of shares of the Fund individually but are binding only upon the assets and property of the Fund.


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized and to become effective as of the ____ day of May, 1995.


Attest:                       NORTHSTAR ADVANTAGE ______ FUND




By:                           By:
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Attest:                       NWNL NORTHSTAR DISTRIBUTORS, INC.




By:                           By:
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